                                               OppenheimerFunds, Inc.
                                               6803 South Tucson Way
                                                Englewood, CO 80112
                                                                                November 27, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Money Market Fund, Inc.
                  Reg. No. 2-49887; File No. 811-2454
                  Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Money Market Fund,  Inc. (the "Fund") and pursuant to Paragraph  (b)(4) of Rule
485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on Form
N-1A which is  Post-Effective  Amendment  No. 63 to the 1933 Act  Registration  Statement of the Fund and Amendment
No. 32 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned counsel,  who prepared or reviewed  such  Amendment,  hereby  represents  to the  Commission,  for filing with such
Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                                                Sincerely,

                                                                                /s/ Mitchell J. Lindauer

                                                                                Mitchell J. Lindauer
                                                                                Vice President &
                                                                                Assistant General Counsel
                                                                                (732) 829-3036